EX:  99.1

FOR IMMEDIATE RELEASE

Cambridge Bancorp Announces First Quarter 2021 Earnings and Increases Quarterly Dividend by 11%

CAMBRIDGE, MA. (April 21, 2021) - Cambridge Bancorp (NASDAQ: CATC) (the “Company”), the parent company of Cambridge Trust Company (the “Bank”), today announced unaudited net income of $13,499,000 for the quarter ended March 31, 2021, an increase of $485,000, or 3.7%, as compared to net income of $13,014,000 for the quarter ended December 31, 2020. Diluted earnings per share were $1.92 for the first quarter of 2021, representing a 3.4% increase over diluted earnings per share of $1.86 for the quarter ended December 31, 2020.

First quarter 2021 highlights:

•

Financial performance ratios for the quarter ended March 31, 2021 were strong with Return on Average Assets (“ROA”) of 1.35% and Operating Return on Tangible Common Shareholders’ Equity (“ROTCE”) of 15.65%.

•	Core deposit growth of $352.9 million, or 11.2%, to $3.50 billion at March 31, 2021.
•

Asset quality remains strong with ratios of non-performing loans to total loans of 0.23% and non-performing assets to total assets of 0.22%. Early-stage delinquency (30-89 days delinquent) at March 31, 2021 was 0.21% of total loans.

•

Originated 557 Paycheck Protection Program (“PPP”) loans, amounting to $92.9 million, through the second round of the Small Business Administration’s (“SBA”) program, supporting an estimated 7,612 local jobs.

•	Tangible book value per share was $50.70 at March 31, 2021.

“The Cambridge Trust team continued to deliver support for our clients and our communities including participating in the second round of the PPP” noted Denis K. Sheahan, Chairman and CEO. “Financial performance in the first quarter remained strong and I am pleased to see strength in deposit growth, loan asset quality, and new business pipelines. I am also pleased to report a significant increase of 11% in the Company’s quarterly common stock dividend.”

Balance Sheet

Total assets increased by $303.9 million, or 7.7%, from $3.95 billion at December 31, 2020 and were $4.25 billion at March 31, 2021.

Total loans increased by $26.7 million, or 0.8%, from December 31, 2020 and amounted to $3.18 billion at March 31, 2021.

•	Residential real estate loans decreased by $4.5 million, from $1.30 billion at December 31, 2020 to $1.29 billion at March 31, 2021 as a result of continued payoff activity.
•	Commercial real estate loans increased by $12.0 million, from $1.36 billion at December 31, 2020 to $1.37 billion at March 31, 2021.
•	Commercial and industrial loans, excluding PPP loans, decreased by $8.4 million from $223.7 million at December 31, 2020 to $215.3 million at March 31, 2021.
•

Loans under the SBA’s PPP amounted to $165.7 million at March 31, 2021 and are included in commercial and industrial loans on the consolidated balance sheets. Approximately 78% of first round PPP loans have been or are in the process of being forgiven.  Additionally, during the first quarter of 2021, the Company originated 557 second round PPP loans totaling $92.9 million.

Excluding PPP loans, total loans were lower by $14.8 million, or 0.5%, from December 31, 2020.

The Company’s total investment securities portfolio increased by $140.1 million, or 28.9%, from $484.7 million at December 31, 2020 to $624.8 million at March 31, 2021 as the Company partially invested excess cash.

Total deposits increased by $327.0 million, or 9.6%, to $3.73 billion at March 31, 2021 from $3.40 billion at December 31, 2020.

•

Core deposits, which the Company defines as all deposits other than certificates of deposit, increased by $352.9 million, or 11.2%, to $3.50 billion at March 31, 2021, reflective of growth from new and existing client relationships, as well as funds deposited with the Company as part of the second round of the SBA’s PPP program.

•	Of the $327.0 million in total deposit growth, an estimated $91.4 million was related to the PPP program.
•

The cost of total deposits for the quarter ended March 31, 2021 was 0.15%, as compared to 0.17% for the quarter ended December 31, 2020, a reduction of two basis points. At March 31, 2021, the spot cost of deposits was 0.13%.

Net Interest and Dividend Income

For the quarter ended March 31, 2021, net interest and dividend income before the provision for loan losses decreased by $2.7 million, or 7.8%, to $31.4 million, as compared to $34.1 million for the quarter ended December 31, 2020.

This change was primarily due to less loan accretion associated with merger accounting and a decrease in deferred PPP loan income recognized on associated PPP loans forgiven by the SBA during the quarter. These decreases were partially offset by a lower cost of funds and higher average interest earning balances during the period.

The Company’s net interest margin, on a fully taxable equivalent basis, decreased 32 basis points to 3.35% for the quarter ended March 31, 2021, as compared to 3.67% for the quarter ended December 31, 2020.

In order to provide greater disclosure of the impact of loan related merger accounting and the impact of the SBA’s PPP loan program, a reconciliation of the Company’s net interest margin, on a fully taxable equivalent basis, to an adjusted net interest margin, on a fully taxable equivalent basis, is shown below. Excluding the impact of merger-related loan accretion and the impact of PPP loans, the adjusted net interest margin for the quarter ended March 31, 2021 was 3.16%, representing a 11 basis points decrease over the quarter ended December 31, 2020’s adjusted net interest margin of 3.27%.

	Three Months Ended
	March 31, 2021
	Average Balance	Interest Income/ Expenses	Rate Earned/ Paid
	(dollars in thousands)
Total interest-earning assets (GAAP)	$3,828,884
Net interest income on a fully taxable equivalent basis (GAAP)		$31,639
Net interest margin (GAAP)			3.35%
Less: Paycheck Protection Program loan impact	(145,066)	(1,596)	-0.04%
Less: Accretion of loan fair value adjustments		(1,356)	-0.15%
Adjusted net interest margin on a fully taxable equivalent basis	$3,683,818	$28,687	3.16%
Less: Excess cash impact (1)	(91,899)	(23)	0.08%
Normalized adjusted net interest margin on a fully taxable equivalent basis	$3,591,919	$28,664	3.24%

(1) Excess cash represents the estimated amount of average cash on the balance sheet that is above normal levels.

Provision for Credit Losses

During the three months ended March 31, 2021, the Company decreased its allowance for credit losses by recording a $206,000 release due to lower loan balances, excluding PPP loans, and changes in assumptions associated with economic factors and qualitative factors utilized within our methodology.

Noninterest Income

Total noninterest income remained consistent at $10.8 million for both quarters ended March 31, 2021 and December 31, 2020, with increases in wealth management revenue and loan related derivative income, partially offset by lower other income. Noninterest income was 25.7% of total revenue for the quarter ended March 31, 2021.

•

Wealth management revenue increased by $87,000, or 1.1%, to $8.2 million for the first quarter of 2021, as compared to $8.1 million for the quarter ended December 31, 2020. Wealth Management Assets under Management and Administration were $4.27 billion at March 31, 2021, an increase of $99.4 million, or 2.4%, from December 31, 2020, primarily due to appreciation within the equity markets during the first quarter of 2021.

•

Loan related derivative income increased by $329,000, or 96.2%, to $671,000 for the first quarter of 2021, as compared to $342,000 for the quarter ended December 31, 2020, due to increased loan volume and fair value adjustments.

•	Other income decreased by $186,000 as compared to the quarter ended December 31, 2020, primarily due to reductions in commercial loan prepayment premiums during the quarter.

Noninterest Expense

Total noninterest expense decreased by $2.9 million, or 10.7%, to $24.2 million for the quarter ended March 31, 2021, as compared to $27.1 million for the quarter ended December 31, 2020, primarily driven by decreases in nonoperating expenses, salaries and employee benefits expense, and marketing expense.

•

Nonoperating expenses decreased by $1.8 million, as the Company recorded merger and branch and office closure expenses during the fourth quarter of 2020.  The Company did not record any nonoperating expenses during the quarter ended March 31, 2021.

•

Salaries and employee benefits expense decreased $628,000 driven by lower salary expense, lower short term incentive compensation, and higher amounts of deferred loan origination costs (in accordance with Accounting Standards Codification 310-20) partially offset by merit increases.

•	Marketing expense decreased by $192,000 due to timing.

Asset Quality

Non-performing loans totaled $7.4 million, or 0.23% of total loans outstanding at March 31, 2021. The allowance for credit losses was $35.6 million, or 1.18% of total loans outstanding excluding PPP loans at March 31, 2021, as compared to $36.0 million, or 1.19% of total loans outstanding excluding PPP loans at December 31, 2020.

The Company currently holds $1.8 million in real estate owned property, comprised of two properties, both of which are currently under agreement to be sold.

The Company recorded net loan recoveries of $20,000 for the quarter ended March 31, 2021, as compared to net loan recoveries of $174,000, or 0.02% of total loans (annualized), for the quarter ended December 31, 2020.

The following table shows additional and historical information regarding nonperforming assets, early-stage delinquency (30-89 days delinquent), and troubled debt restructurings:

	Nonperforming Assets
	March 31, 2021	December 31, 2020	March 31, 2020
	(dollars in thousands)
Total nonperforming loans	$7,363	$8,962	$3,379
Other real estate owned	1,820	1,820	2,457
Total nonperforming assets	$9,183	$10,782	$5,836
Troubled debt restructurings:
Nonperforming (included in total non-performing loans above)	$796	$811	$262
Performing	—	—	—
Total troubled debt restructurings	$796	$811	$262
Nonperforming loans/total loans	0.23%	0.28%	0.15%
Nonperforming assets/total assets	0.22%	0.27%	0.20%
TDRs/total loans	0.03%	0.03%	0.01%

	Additional Asset Quality Indicators
	March 31, 2021	December 31, 2020	March 31, 2020
Delinquent loans 30-89 days past due/total loans	0.21%	0.72%	0.76%
Quarterly net (charge-offs) recoveries/total loans (annualized)	0.00%	0.02%	(0.05%)
Year-to-date net (charge-offs) recoveries/total loans	0.00%	(0.01%)	(0.01%)
Allowance for credit losses/nonperforming loans	484.12%	401.88%	596.72%
Allowance for credit losses/total loans excluding PPP loans	1.18%	1.19%	0.89%

Forbearance/Modifications

The Company instituted payment deferral programs to aid existing borrowers with payment forbearance. For commercial and consumer borrowers, we have endeavored to provide payment relief for those who have been impacted by the COVID-19 pandemic and have requested payment assistance. The Company had 45 loans totaling $37.5 million on deferral, or 1.2% of total loans outstanding at March 31, 2021.

Income Taxes

The Company’s effective tax rate was 26.0% for the quarter ended March 31, 2021, as compared to 27.2% for the quarter ended December 31, 2020.

Dividend & Capital

On April 20, 2021, the Company’s Board of Directors declared a quarterly cash dividend of $0.61 per share, which is payable on May 20, 2021, to shareholders of record as of the close of business on May 6, 2021.  This represents an increase of $0.06 per share, or 11%, as compared to the $0.55 per share dividend paid in the first quarter of 2021.

The Company’s total shareholders’ equity to total assets ratio decreased by 58 basis points to 9.59% at March 31, 2021, as compared to 10.17% at December 31, 2020. Book value per share grew by $0.57, or 1.0%, to $58.57 at March 31, 2021, as compared to $58.00 at December 31, 2020.

The Company’s ratio of tangible common equity to tangible assets decreased to 8.41% at March 31, 2021 from 8.91% at December 31, 2020, primarily due to balance sheet growth and fair value changes. Tangible common equity to tangible assets, excluding PPP loans, decreased to 8.75% at March 31, 2021, as compared to 9.20% at December 31, 2020. Tangible book value per share grew by $0.63, or 1.3%, to $50.70 at March 31, 2021, as compared to $50.07 at December 31, 2020.

Investor Presentation:

An investor presentation is available on our investor relations website: ir.cambridgetrust.com or within the hyperlink provided below.  This presentation includes additional detail regarding the Company’s loan portfolio, liquidity position, and other financial disclosures.  Click here to download.

About Cambridge Bancorp

Cambridge Bancorp, the parent company of Cambridge Trust Company, is based in Cambridge, Massachusetts. Cambridge Trust Company is a 130-year-old Massachusetts chartered commercial bank with approximately $4.25 billion in assets at March 31, 2021, and a total of 21 Massachusetts and New Hampshire locations. Cambridge Trust Company is one of New England’s leaders in private banking and wealth management with $4.27 billion in client assets under management and administration at March 31, 2021. The Wealth Management group maintains offices in Boston and Wellesley, Massachusetts and Concord, Manchester, and Portsmouth, New Hampshire.

The accompanying unaudited consolidated interim financial information should be read in conjunction with the audited consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K, which is posted in the investor relations section of the Company’s website at www.cambridgetrust.com.

Forward-looking Statements

Certain statements herein may constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements about the Company and its industry involve substantial risks and uncertainties. Statements other than statements of current or historical fact, including statements regarding the Company’s future financial condition, results of operations, business plans, liquidity, cash flows, projected costs, the impact of any laws or regulations applicable to the Company, and measures being taken in response to the COVID-19 pandemic and the impact of the COVID-19 pandemic on the Company’s business are forward-looking statements. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “projects,” “may,” “will,” “should,” and other similar expressions are intended to identify these forward-looking statements. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. Such factors include, but are not limited to, the following: the current global economic uncertainty and economic conditions being less favorable than expected, disruptions to the credit and financial markets, changes in the Company’s accounting policies or in accounting standards, weakness in the real estate market, legislative, regulatory or accounting changes that adversely affect the Company’s business and/or competitive position, the Dodd-Frank Act’s consumer protection regulations, the duration and scope of the COVID-19 pandemic and its impact on levels of consumer confidence, actions governments, businesses and individuals take in response to the COVID-19 pandemic, the impact of the COVID-19 pandemic and actions taken in response to the pandemic on global and regional economies and economic activity, the pace of recovery when the COVID-19 pandemic subsides, challenges from the integration of the Company and Optima Bank & Trust Company and Wellesley Bancorp Inc. (“Wellesley”)resulting in the combined business not operating as effectively as expected, disruptions in the Company’s ability to access the capital markets, the cost savings of the merger with Wellesley may not be fully realized or may take longer to realize than expected, operating costs, customer loss and business disruption following the merger with Wellesley, including adverse effects on relationships with employees, may be greater than expected, and other factors that are described in the Company’s filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year end December 31, 2020, which the Company filed on March 15, 2021. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. You are cautioned not to place undue reliance on these forward-looking statements.

Non-GAAP Measures

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). This information includes operating net income and operating diluted earnings per share, tangible book value per share and the tangible common equity ratio (including and excluding PPP loans), operating return on average assets, operating return on tangible common equity, operating efficiency ratio, and operating pre-tax pre-provision income and return on average assets.

Operating net income and operating diluted earnings per share exclude items that management believes are unrelated to its core banking business such as merger, acquisition, and capital raise expenses, gain (loss) on disposition of investment securities, and other items. The Company’s management uses operating net income and operating diluted earnings per share to measure the strength of the Company’s core banking business and to identify trends that may to some extent be obscured by such excluded gains or losses.

Management also supplements its evaluation of financial performance with analysis of tangible book value per share (which is computed by dividing shareholders’ equity less goodwill and acquisition related intangible assets, or “tangible common equity,” by common shares outstanding), the tangible common equity ratio (which is computed by dividing tangible common equity by tangible assets, defined as total assets less goodwill and acquisition related intangibles), return on average assets and return on tangible common equity on an operating basis, the operating efficiency ratio (which is computed by dividing noninterest expense adjusted for nonoperating expenses and total revenue adjusted for gain/(loss) on disposition of investment securities), operating pre-tax pre-provision income over average assets (which is computed by dividing income before taxes adjusted by provision (release) for credit losses, non-operating expenses, and gain/(loss) on disposition of investment securities over average assets). The Company has included information on these non-GAAP financial measures because the Company believes that investors may find it useful to have access to the same analytical tool used by management. As a result of merger and acquisition activity, the Company has recognized goodwill and other intangible assets in conjunction with business combination accounting principles. Excluding the impact of goodwill and other intangibles in measuring asset and capital values for the ratios provided, along with other bank standard capital ratios, provides a framework to compare the capital adequacy of the Company to other companies in the financial services industry.

These non-GAAP measures should not be viewed as a substitute for operating results and other financial measures determined in accordance with GAAP. An item which management deems to be nonoperating and excludes when computing these non-GAAP measures can be of substantial importance to the Company’s results for any particular quarter or year. The Company’s non-GAAP performance measures are not necessarily comparable to non-GAAP performance measures which may be presented by other companies.

Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are presented under “GAAP to Non-GAAP Reconciliations.”

CONTACT:

Cambridge Bancorp

Michael F. Carotenuto

Chief Financial Officer

617-520-5520

CAMBRIDGE BANCORP AND SUBSIDIARIES

UNAUDITED QUARTERLY RESULTS

	Three Months Ended
	March 31,	December 31,	March 31,
	2021	2020	2020
	(dollars in thousands, except per share data)
Interest and Dividend Income	$32,821	$35,870	$26,095
Interest Expense	1,415	1,789	3,695
Net Interest and Dividend Income	31,406	34,081	22,400
Provision (Release) for Credit Losses	(206)	(120)	2,000
Noninterest Income	10,849	10,802	8,818
Noninterest Expense	24,219	27,127	19,925
Income Before Income Taxes	18,242	17,876	9,293
Income Tax Expense	4,743	4,862	2,061
Net Income	$13,499	$13,014	$7,232
Operating Net Income*	$13,499	$14,353	$7,422

Data Per Common Share:
Basic Earnings Per Share	$1.95	$1.88	$1.34
Diluted Earnings Per Share	1.92	1.86	1.33
Operating Diluted Earnings Per Share*	1.92	2.05	1.36
Dividends Declared Per Share	0.55	0.53	0.53
Avg. Common Shares Outstanding:
Basic	6,907,861	6,897,450	5,397,040
Diluted	6,987,216	6,970,542	5,432,099

Selected Performance Ratios:
Net Interest Margin, FTE	3.35%	3.67%	3.39%
Adjusted Net Interest Margin, FTE	3.16%	3.27%	3.30%
Cost of Funds	0.15%	0.19%	0.56%
Cost of Interest-Bearing Liabilities	0.23%	0.29%	0.80%
Cost of Deposits	0.15%	0.17%	0.54%
Cost of Deposits excluding Wholesale Deposits	0.14%	0.15%	0.53%
Return on Average Assets	1.35%	1.31%	1.02%
Return on Average Equity	13.53%	13.05%	9.99%
Efficiency Ratio*	57.32%	60.44%	63.83%
Operating Return on Average Assets*	1.35%	1.45%	1.05%
Operating Return on Tangible Common Equity*	15.65%	16.70%	11.63%
Operating Efficiency Ratio*	57.32%	56.37%	63.01%
	March 31,	December 31,	March 31,
	2021	2020	2020

Total Assets	$4,253,173	$3,949,297	$2,852,629
Total Loans	3,180,371	3,153,648	2,255,802
Total Deposits	3,730,065	3,403,083	2,390,359
Allowance for Credit Losses	35,646	36,016	20,163
Allowance to Total Loans (excluding PPP loans)	1.18%	1.19%	0.89%
Non-Performing Loans	7,363	8,962	3,379
Non-Performing Loans/Total loans	0.23%	0.28%	0.15%
QTD Net Recoveries (Charge-offs) to Total Loans (annualized)	0.00%	0.02%	(0.05%)
Tangible Common Equity Ratio*	8.41%	8.91%	9.34%
Tangible Common Equity Ratio (excluding PPP loans)*	8.75%	9.20%	9.34%
Book Value Per Share	$58.57	$58.00	$54.96
Tangible Book Value Per Share*	$50.70	$50.07	$48.60
Wealth Management AUM	4,083,811	3,994,152	2,932,393
Wealth Management AUM & AUA	4,267,326	4,167,903	3,071,266
* See GAAP to Non-GAAP Reconciliations

CAMBRIDGE BANCORP AND SUBSIDIARIES

UNAUDITED CONSOLIDATED BALANCE SHEETS

	March 31, 2021	December 31, 2020
	(dollars in thousands, except par value)
Assets
Cash and cash equivalents	$226,633	$75,785
Investment securities
Available for sale, at fair value (amortized cost $223,597 and $234,252, respectively)	222,452	237,030
Held to maturity, at amortized cost (fair value $408,450 and $260,139, respectively)	402,358	247,672
Total investment securities	624,810	484,702
Loans held for sale, at lower of cost or fair value	3,353	6,909
Loans
Residential mortgage	1,294,366	1,298,868
Commercial mortgage	1,370,948	1,358,962
Home equity	98,740	106,194
Commercial & Industrial	380,938	347,855
Consumer	35,379	41,769
Total loans	3,180,371	3,153,648
Less: allowance for credit losses on loans	(35,646)	(36,016)
Net loans	3,144,725	3,117,632
Federal Home Loan Bank of Boston Stock, at cost	5,064	5,734
Bank owned life insurance	46,365	46,169
Banking premises and equipment, net	17,815	18,158
Right-of-use asset operating leases	33,386	34,927
Deferred income taxes, net	11,242	11,639
Accrued interest receivable	8,871	9,514
Goodwill	51,912	51,912
Merger related intangibles, net	2,887	2,977
Other assets	76,110	83,239
Total assets	$4,253,173	$3,949,297
Liabilities
Deposits
Demand	$1,154,869	$1,006,132
Interest bearing checking	675,578	625,650
Money market	687,578	532,218
Savings	983,173	984,262
Certificates of deposit	228,867	254,821
Total deposits	3,730,065	3,403,083
Borrowings	17,608	32,992
Operating lease liabilities	35,837	37,448
Other liabilities	61,990	74,042
Total liabilities	3,845,500	3,547,565
Shareholders’ Equity
Common stock, par value $1.00; Authorized: 10,000,000 shares; Outstanding: 6,960,194 shares and 6,926,728 shares, respectively	6,960	6,927
Additional paid-in capital	226,841	226,967
Retained earnings	175,093	165,404
Accumulated other comprehensive income (loss)	(1,221)	2,434
Total shareholders’ equity	407,673	401,732
Total liabilities and shareholders’ equity	$4,253,173	$3,949,297

CAMBRIDGE BANCORP AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
	March 31, 2021	December 31, 2020	March 31, 2020
	(dollars in thousands, except share data)
Interest and dividend income
Interest on taxable loans	$30,325	$33,510	$23,338
Interest on tax-exempt loans	222	229	198
Interest on taxable investment securities	1,585	1,399	1,723
Interest on tax-exempt investment securities	658	658	595
Dividends on FHLB of Boston stock	—	51	101
Interest on overnight investments	31	23	140
Total interest and dividend income	32,821	35,870	26,095
Interest expense
Interest on deposits	1,275	1,416	3,129
Interest on borrowed funds	140	182	566
Interest on subordinated debt	—	191	—
Total interest expense	1,415	1,789	3,695
Net interest and dividend income	31,406	34,081	22,400
Provision (Release) for credit losses	(206)	(120)	2,000
Net interest and dividend income after provision for credit losses	31,612	34,201	20,400
Noninterest income
Wealth management revenue	8,151	8,064	6,627
Deposit account fees	474	506	791
ATM/Debit card income	333	362	307
Bank owned life insurance income	196	221	160
Gain on loans sold	569	666	119
Loan related derivative income	671	342	510
Other income	455	641	304
Total noninterest income	10,849	10,802	8,818
Noninterest expense
Salaries and employee benefits	16,045	16,673	13,016
Occupancy and equipment	3,576	3,583	2,807
Data processing	2,034	2,061	1,685
Professional services	1,272	1,081	859
Marketing	463	655	256
FDIC insurance	336	182	179
Nonoperating expenses	—	1,825	253
Other expenses	493	1,067	870
Total noninterest expense	24,219	27,127	19,925
Income before income taxes	18,242	17,876	9,293
Income tax expense	4,743	4,862	2,061
Net income	$13,499	13,014	7,232
Share data:
Weighted average number of shares outstanding, basic	6,907,861	6,897,450	5,397,040
Weighted average number of shares outstanding, diluted	6,987,216	6,970,542	5,432,099
Basic earnings per share	$1.95	$1.88	$1.34
Diluted earnings per share	$1.92	$1.86	$1.33

CAMBRIDGE BANCORP AND SUBSIDIARIES

MARGIN & YIELD ANALYSIS

	Three Months Ended
	March 31, 2021			December 31, 2020			March 31, 2020
	Average Balance	Interest Income/ Expenses (1)	Rate Earned/ Paid (1)	Average Balance	Interest Income/ Expenses (1)	Rate Earned/ Paid (1)	Average Balance	Interest Income/ Expenses (1)	Rate Earned/ Paid (1)
	(dollars in thousands)
ASSETS
Interest-earning assets
Loans (2)
Taxable	$3,142,319	$30,325	3.91%	$3,174,185	$33,510	4.20%	$2,204,862	$23,338	4.26%
Tax-exempt	26,279	281	4.34	26,413	290	4.37	23,605	250	4.26
Securities available for sale (3)
Taxable	229,693	694	1.23	167,583	596	1.41	133,402	660	1.99
Securities held to maturity
Taxable	183,678	891	1.97	135,764	803	2.35	169,433	1,063	2.52
Tax-exempt	102,348	832	3.30	100,464	833	3.30	83,193	754	3.65
Cash and cash equivalents	144,567	31	0.09	106,449	23	0.09	59,845	140	0.94
Total interest-earning assets (4)	3,828,884	33,054	3.50%	3,710,858	36,055	3.87%	2,674,340	26,205	3.94%
Non interest-earning assets	259,248			272,011			192,184
Allowance for credit losses	(35,988)			(35,828)			(18,423)
Total assets	$4,052,144			$3,947,041			$2,848,101
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits
Checking accounts	$632,754	$83	0.05%	$638,847	$150	0.09%	$457,189	$159	0.14%
Savings accounts	977,415	272	0.11	980,172	581	0.24	888,973	1,772	0.80
Money market accounts	586,142	537	0.37	498,483	443	0.35	193,048	449	0.94
Certificates of deposit	239,356	383	0.65	285,694	242	0.34	187,318	749	1.61
Total interest-bearing deposits	2,435,667	1,275	0.21	2,403,196	1,416	0.23	1,726,528	3,129	0.73
Subordinated debt	—	—	—	8,346	191	9.10	—	—	—
Other borrowed funds	22,009	140	2.58	52,106	182	1.39	127,389	566	1.79
Total interest-bearing liabilities	2,457,676	1,415	0.23%	2,463,648	1,789	0.29%	1,853,917	3,695	0.80%
Non-interest-bearing liabilities
Demand deposits	1,085,048			971,837			622,892
Other liabilities	104,744			114,749			80,089
Total liabilities	3,647,468			3,550,234			2,556,898
Shareholders’ equity	404,676			396,807			291,203
Total liabilities & shareholders’ equity	$4,052,144			$3,947,041			$2,848,101
Net interest income on a fully taxable equivalent basis		31,639			34,266			22,510
Less taxable equivalent adjustment		(233)			(236)			(211)
Net interest income		$31,406			$34,030			$22,299
Net interest spread (5)			3.27%			3.58%			3.14%
Net interest margin (6)			3.35%			3.67%			3.39%

(1)	Annualized on a fully taxable equivalent basis calculated using a federal tax rate of 21% in 2021 and 2020.
(2)	Nonaccrual loans are included in average amounts outstanding.
(3)	Average balances of securities available for sale calculated utilizing amortized cost.
(4)	Federal Home Loan Bank stock balance is excluded from interest-earning assets and associated dividend income is excluded from interest income.
(5)

Net interest spread represents the difference between the weighted average yield on interest-earning assets, inclusive of PPP loans originated during 2020 and 2021, and the weighted average cost of interest-bearing liabilities.

(6)	Net interest margin represents net interest income on a fully tax equivalent basis as a percentage of average interest-earning assets, inclusive of PPP loans originated during 2020 and 2021.

GAAP to Non-GAAP Reconciliations (dollars in thousands except per share data)

Statement on Non-GAAP Measures: The Company believes the presentation of the following non-GAAP financial measures provides useful supplemental information that is essential to an investor’s proper understanding of the results of operations and financial condition of the Company. Management uses non-GAAP financial measures in its analysis of the Company’s performance. These non-GAAP measures should not be viewed as substitutes for the financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

	Three Months Ended
Operating Net Income / Operating Diluted Earnings Per Share	March 31, 2021	December 31, 2020	March 31, 2020
	(in thousands, except share data)

Net Income (a GAAP measure)	$13,499	$13,014	$7,232
Add: Merger expenses	—	581	253
Add: Branch and office closure expenses	—	1,244	—
Tax effect of non-operating adjustments (1)	—	(486)	(63)
Operating Net Income (a non-GAAP measure)	$13,499	$14,353	$7,422
Less: Dividends and Undistributed Earnings Allocated to Participating Securities (GAAP)	(57)	(63)	(16)
Operating Income Applicable to Common Shareholders (a non-GAAP measure)	$13,442	$14,290	$7,406
Weighted Average Diluted Shares	6,987,216	6,970,542	5,432,099
Operating Diluted Earnings Per Share (a non-GAAP measure)	$1.92	$2.05	$1.36

(1)

The net tax benefit associated with nonoperating items is determined by assessing whether each nonoperating item is included or excluded from net taxable income and applying the Company’s combined marginal tax rate to only those items included in net taxable income.  The tax effect for the three months ended March 31, 2020 has been updated to reflect the final tax deductibility for the year.

	March 31, 2021	December 31, 2020	March 31, 2020
	(in thousands)
Tangible Common Equity:
Shareholders' equity (GAAP)	$407,673	$401,732	$297,759
Less: Goodwill and acquisition related intangibles (GAAP)	(54,799)	(54,889)	(34,454)
Tangible Common Equity (a non-GAAP measure)	352,874	346,843	263,305
Total assets (GAAP)	4,253,173	3,949,297	2,852,629
Less: Goodwill and acquisition related intangibles (GAAP)	(54,799)	(54,889)	(34,454)
Tangible assets (a non-GAAP measure)	$4,198,374	$3,894,408	$2,818,175
Tangible Common Equity Ratio (a non-GAAP measure)	8.41%	8.91%	9.34%

Tangible Common Equity (excluding PPP loans):
Tangible Common Equity (a non-GAAP measure)	$352,874	$346,843	$263,305
Tangible assets (a non-GAAP measure)	4,198,374	3,894,408	2,818,175
Less: PPP loans	(165,679)	(124,201)	—
Tangible assets (excluding PPP loans) (a non-GAAP measure)	$4,032,695	$3,770,207	$2,818,175
Tangible Common Equity Ratio (excluding PPP loans) (a non-GAAP measure)	8.75%	9.20%	9.34%

Tangible Book Value Per Share:
Tangible Common Equity (a non-GAAP measure)	$352,874	$346,843	$263,305
Common shares outstanding	6,960,194	6,926,728	5,417,983
Tangible Book Value Per Share (a non-GAAP measure)	$50.70	$50.07	$48.60

	March 31, 2021	December 31, 2020	March 31, 2020
	(in thousands, except share data)
Efficiency Ratio: (1)
Noninterest expense	$24,219	$27,127	$19,925
Net interest and dividend income	31,406	34,081	22,400
Total noninterest income	10,849	10,802	8,818
Total revenue	$42,255	$44,883	$31,218
Efficiency Ratio	57.32%	60.44%	63.83%

Operating Efficiency Ratio: (2)
Noninterest expense	$24,219	$27,127	$19,925
Merger expenses (Pretax)	—	(581)	(253)
Branch and office closure expenses	—	(1,244)	—
Operating expense (a non-GAAP measure)	24,219	25,302	19,672
Total revenue	$42,255	$44,883	$31,218
Add: (Gain) Loss on disposition of investment securities	—	—	—
Operating revenue (a non-GAAP measure)	$42,255	$44,883	$31,218
Operating Efficiency Ratio (a non-GAAP measure)	57.32%	56.37%	63.01%

	Three Months Ended
	March 31, 2021	December 31, 2020	March 31, 2020
	(in thousands, except share data)
Operating Return on Tangible Common Equity: (3)
Operating Net Income (a non-GAAP measure)	$13,499	$14,353	$7,422
Average common equity	$404,676	$396,807	$291,203
Average goodwill and merger related intangibles	(54,847)	(54,941)	(34,508)
Average tangible common equity (a non-GAAP measure)	$349,829	$341,866	$256,695
Operating Return on Tangible Common Equity (a non-GAAP measure)	15.65%	16.70%	11.63%

Operating Return on Average Assets: (4)
Operating Net Income (a non-GAAP measure)	$13,499	$14,353	$7,422
Average assets	$4,052,144	$3,947,041	$2,848,101
Operating Return on Average Assets (a non-GAAP measure)	1.35%	1.45%	1.05%

	Three Months Ended
	March 31, 2021	December 31, 2020	March 31, 2020
	(in thousands)
Operating Pre-Tax Pre-Provision (PTPP) Income (5)
Income before income taxes (GAAP)	$18,242	$17,876	$9,293
Add Provision (Release) for Credit Losses (GAAP)	(206)	(120)	2,000
Add: Nonoperating expenses (GAAP)	—	1,825	253
Operating PTPP Income (a non-GAAP measure)	$18,036	$19,581	$11,546
Average assets	4,052,133	3,947,041	2,848,101
Operating PTPP Return on Average Assets (a non-GAAP measure)	1.81%	1.97%	1.63%

(1)	The efficiency ratio represents noninterest expense as a percentage of the sum of net interest and dividend income and noninterest income.
(2)	Operating efficiency ratio represents operating expense as a percentage of operating revenue.
(3)	Operating return on tangible common equity represents operating net income as a percentage of average tangible common equity.
(4)	Operating return on average assets represents operating net income as a percentage of average assets.
(5)

Operating Pre-Tax Pre-Provision (PTPP) Income represents income before income taxes adjusted for provision (release) for credit losses, nonoperating expenses, and gain/loss on disposition of investment securities as a percentage of average assets.